Exhibit 10.1

                              SEVERANCE AGREEMENT,
                         RELEASE AND COVENANT NOT TO SUE


     THIS SEVERANCE AGREEMENT, RELEASE AND COVENANT NOT TO SUE (the "Release") is entered into by and between Thomas H. Adams, Ph.D. (the "Employee") and GENTA INCORPORATED, a Delaware corporation (the "Company").

     WHEREAS, the Employee is an employee and officer of the Company, and is terminating his employment and status as an officer and director effective May 5, 1997; and

     WHEREAS, the Employee desires to fully release and discharge all potential disputes and claims related to his employment with the Company or the termination thereof and to dispose of all other claims as provided in this Release, thereby finally disposing of such claims, and to give assurance that he will not thereafter prosecute such claims or cause them to be prosecuted;

     NOW, THEREFORE, it is agreed as follows:

     1. Release. The Employee hereby releases and forever discharges the Company and each of its past and present directors, officers, shareholders, employees, agents, attorneys, servants, employee benefit plans, predecessors, successors and assigns, and each of them separately and collectively (hereinafter referred to separately and collectively as the "Releases") from any and all claims, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, that the Employee ever had, now has or may hereafter claim to have against any of the Releases relating to his employment or nonemployment by the Company, to the termination of his employment, to any status, term or condition to such employment, or to any physical or mental harm or distress from such employment or from termination of such employment, excluding any claims relating to the enforcement of the terms of this Release but including, without limitation, (a) any and all claims under the federal Age Discrimination in Employment Act; (b) any and all claims under California statutory or decisional law pertaining to wrongful discharge, discrimination or breach of public policy; (c) any and all claims for employee benefits, including (without limitation) severance payments, fringe benefits, vacation or disability payments, use of maintenance of an automobile, retirement benefits, bonuses and equity-based benefits; and (d) any and all claims relating to the tax obligation for which the Employee may become liable as a result of this Release or the payment of consideration referred to above.

     2. Definition of Continuation Period. For all purposes under this Release, "Continuation Period" shall mean the period commencing on May 6, 1997, and ending on the earlier of:

          (a) May 5, 1998;

          (b) The date Employee obtains other employment or is reemployed by the Company; or

          (c) The date of the Employee's death.

     3. Amount of Special Severance Pay. During the Continuation Period, the Company shall pay the Employee Special Severance Pay at an annual rate equal to his base salary at the rate in effect on May 5, 1997. Such amount shall be paid at periodic intervals in accordance with the Company's standard payroll procedures, subject to applicable payroll deductions for withholding taxes and any required employee payments for employee benefits. Employee promises to inform the Company as soon as he obtains other employment, if he obtains such employment prior to May 5, 1998.

     In the event of the Employee's death prior to May 5, 1998, the Company shall continue to make the above-described periodic payments to Employee's beneficiary (at the rate in effect on May 5, 1997) for the period from the date of his death to May 5, 1998. The Employee may designate a beneficiary in writing for this purpose. If no beneficiary so designated survives the Employee, then the payments shall be made to the Employee's estate. These periodic payments shall be subject to applicable payroll deductions for withholding taxes.

     4. Employee Benefits and Group Insurance. During the Continuation Period, the Employee (and, where applicable, his dependents) shall be entitled to continue participation in the group insurance plains maintained by the Company, including life, disability, medical and dental insurance programs, on the same basis as Employee participated in these programs prior to May 5, 1997. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to this base salary at the rate in effect on May 5, 1997. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the group insurance coverage provided by the Company under this Section 4 shall terminate immediately.

     To the extent that the Company finds it impossible to cover the Employee under a group insurance policy during the Continuation Period, the Company may require Employee to elect to continue his group medical and dental coverage under COBRA. To the extent such election is necessary, the Company will pay the full cost under COBRA to continue Employee's group medical and dental benefits in accordance with the terms of this Agreement. Thereafter, Employee must pay the applicable COBRA premiums for such coverage for any remaining COBRA period.

     If the Company finds it impossible to provide Employee with group life and disability coverage during the Continuation Period, it shall use its best efforts to provide Employee with individual life and disability insurance policies that (a) offer coverage comparable to the group coverage Employee received prior to May 5, 1997; and (b) do not impose costs or administrative burdens on the Company substantially in excess of its costs and administrative burdens for the group coverage. If the Company is able to provide Employee with individual coverage consistent with these requirements, it shall pay the entire premium under such individual policy.

     5. Stock Plan.

     The Continuation Period shall be treated as employment for purposes of determining the Employee's vesting in any Incentive Stock Options (ISO's) granted to him under the 1991 Stock Plan of Genta Incorporated. Any "cliff" vesting requirement imposed in connection with the Company's repricing of options is waived in the Employee's case, and the vested percentage of the Employee's options shall be determined without regard to such requirement.

     The 90-day post-termination exercise grace period under the Employee's Incentive Stock Options shall commence at the end of the Continuation Period.

     The Employee represents that he has consulted or will consult a tax adviser regarding the impact of this Section 5 on the tax treatment of Incentive Stock Options.

     6. Bonus. The Employee shall not be entitled to any bonus including, without limitation, for the fiscal year ending December 31, 1997.

     7.  Expense   Reimbursement.   By  signing  this   Release,   the  Employee
acknowledges that the Company has fully discharged all of its obligations to reimburse him for any business expenses.

     8. Waiver. The Employee expressly waives all rights under section 1542 of the Civil Code of California, which provides:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     Employee acknowledges that this General Release is intended to include and discharge all claims which he does not know or suspect to exist at the time of execution and expressly assumes all risks attendant to release of claims arising out of facts occurring at any time prior to the execution of this Agreement which are unknown, unforeseen or latent.

     9. Covenant Not To Sue. The Employee covenants and agrees that he will never, individually or with any person or in any way, commence, aid in any way (except as required by legal process), prosecute or cause or permit to be commenced or prosecuted against any of the Releases any action or other proceeding based upon any claim which relates to the subject of this Release, Employee's employment with the Company or his separation from employment. This Release shall be deemed breached and a cause of action shall be deemed to have accrued immediately upon the commencement or prosecution of any action or proceeding contrary to this Release. In the event of a breach of this Release, Employee shall not receive any further severance payments or insurance continuation, and shall immediately repay and reimburse the Company for all separation benefits and insurance coverage previously received under this Agreement.

     In the event of any breach of this Section 9, the aggrieved Releasee shall be entitled to recover from the Employee not only the amount of judgment which may be awarded against such Releasee, but also all such other damages, costs and expenses as may be incurred by such Releasee, including court costs, attorneys' fees and all costs and expenses, taxable or otherwise, in preparing the defense of or defending against, or seeking or obtaining an abatement of or injunction against, any action or proceeding brought in violation of this Section 9 and in prosecuting any claim, counterclaim or cross-claim based hereon.

     10. No Assignment; Authority. The Employee represents and warrants that no other person had or has or claims any interest in the claims referred to in
Section 1 above; that he has the sole right and exclusive authority to execute this Release; that he has the sole right to receive the consideration paid therefor; and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Release.

     11. No Admission. The Employee acknowledges that the payment of consideration, referred to herein, is made solely for the purpose of purchasing peace and preventing involvement in protracted litigation based upon claims that he could make and does not constitute an admission or concession by any of the Releasees of any liability on account of any of said claims, liability for which is expressly denied by the Releasees.

     12. Confidentiality. The Employee covenants and agrees that confidentiality of the payments to be made hereunder, the existence and terms of this Release, and the circumstances leading to Employee's separation from employment is of essence. The Employee agrees to maintain the confidentiality of the existence and terms of this Release and the circumstances leading to it, and to make no voluntary statement except as may be necessary for the purposes of audit, tax returns or other disclosures required by law, and to take no other action whatsoever which might reasonably be expected to result in any disclosure whatever concerning this Release. The only exception to the foregoing is that Employee may disclose such information to his spouse, tax adviser or legal counsel, but if he does so, he must advice all such individuals of this confidentiality provision and advise them that they too must comply with it.
Employee understands and acknowledges that any breach of this confidentiality provision caused by a disclosure made by his spouse, legal counsel and/or tax adviser will be considered to be a breach of this confidentiality provision by him. Employee acknowledges that this confidentiality provision is a material term of this Release

     Agreement and that damages for a breach of this confidentiality provision would be impossible to ascertain. Therefore, if Employee breaches this confidentiality provision, he promises to return to the Company all sums paid to him pursuant to this Release Agreement, within ten (10) days, plus liquidated damages thereon (calculated at 20 percent interest) from the date of receipt of such amount.

     13. Continued Confidentiality. The Employee acknowledges that the Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by the Employee during the period of or arising out of his employment by the Company) or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All such information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes processes, formulas, codes, data, programs, know-how, improvements, discoveries, developments, designs inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, contracts and customer and supplier lists.

     In consideration of the compensation received by the Employee from the Company and the covenants contained in this Release, the Employee agrees as follows:

          A. All Proprietary Information is and shall continue to be the sole property of the Company and its assigns, and the Company and its assigns are and shall continue to be sole owner of all rights in connection therewith. The Employee will keep in strictest confidence and trust all Proprietary Information and will not use or disclose any Proprietary Information without the written consent of the Company.

          B. All documents, records, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to the Employee by the Company or produced by the Employee or others in connection with his employment with the Company and shall be and remain the sole property of the Company. The Employee has returned to the Company all documents, notes, drawings, specifications, programs, data, customer lists and other materials of any nature pertaining to his work with the Company, including any copies of such materials, and the Employee will not use any of the foregoing, any reproduction of any of the foregoing, or any
     Proprietary   Information   that  is  embodied  in  a  tangible  medium  of
     expression.

     This Section 13 supplements, but does not supersede, any prior agreement between the Employee and the Company relating to proprietary information, confidentiality of trade secrets or inventions.

     14. Non-disparagement. Employee promises not to make any written or oral statements, whether or not true, that disparage the Company or its reputation or work product, or any of its employees, agents, representatives, officers, directors or shareholders.

     15. Binding Effect. This Release shall bind all of Employee's heirs, executors, administrators, successors and assigns; and it shall inure to the benefit of each Releasee and, in addition, all heirs, executors, administrators and assigns of each Releasee who is an individual.

     16. Older Workers' Benefit Protection Act. The Employee acknowledges that he is aware that under the Older Workers' Benefit Protection Act, he has forty-five (45) calendar days to decide whether to enter into this Release. The Employee agrees that he was allowed forty-five (45) calendar days to consider this Release.

     The Employee further acknowledges that he is aware that under the Older Workers' Benefit Protection Act he may revoke this Release within seven (7) calendar days after it is signed. He further agrees that this Release shall not be effective or enforceable until after this revocation period has expired and that he is aware that in the event he timely exercises his right or rescission he will have no rights under this Release.

     17. Withholding Taxes. The Employee warrants that no promise, inducement or agreement not expressed herein has been made in connection with this Release; that this Release constitutes the entire agreement between the Employee and the Company (except as provided in Section 13 above); and that this Release cancels and supersedes all prior communications or understandings between the Company and the Employee with respect to the subject matter of this Release (except as provided in Section 13 above).

     18. Governing Law. This Release shall be construed and enforced pursuant to the laws of the State of California.

     19. Attorneys' Fees. In the event of any dispute relating to the terms of this Release, the losing party shall pay the reasonable attorneys' fees and costs of the other party.

     The Employee acknowledges and agrees that he has had the opportunity to seek advice from an attorney with respect to the matters which are the subject of this Release. The Employee has entered it this Release freely and voluntarily. All executed copies are duplicate originals, equally admissible in evidence. This Release may only be varied or modified by a written document executed by the Employee and the Company.


Dated:  ________________, 1998                   ____________________________
                                                 Thomas H. Adams, Ph.D.

                                                              GENTA INCORPORATED




Dated:  ________________, 1998              By:  ____________________________

                                            Title: __________________________

                           DESIGNATION OF BENEFICIARY


I understand that whatever Separation Benefits are due me shall be paid in the Company's sole discretion in the form of salary continuation. In case of my death after I become entitled to such payment, such amounts remaining due to me will be paid to my beneficiary as indicated below. I understand that I may revoke this Agreement up to seven days after I have signed it and that the Release will not be effective until the eighth day following the date I signed it.

Name of Beneficiary                        Relationship


___________________________________         _________________________________

Home Address of Beneficiary                 Beneficiary's Social Security Number


___________________________________         _________________________________


___________________________________



If the employee is married and the beneficiary named above is someone other than the employee's spouse, the spouse must sign below indicating consent to the designated beneficiary.



Signature of Spouse                         Date


___________________________________         _________________________________